                                                                EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-31468 of AirNet Communications Corporation on Form S-8 of our report dated February 9, 2001 (April 2, 2001 as to Note 14), appearing in the Annual Report on Form 10-K of AirNet Communications Corporation for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Orlando, Florida
April 2, 2001.